Exhibit 19.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re	:
	:	Chapter 11 Case Nos.
:
RHYTHMS NETCONNECTIONS INC., et al.,	:	01- 14283 (BRL) through
	:	01- 14287 (BRL)
:
Debtors.	:	(Jointly Administered)
x

Monthly Operating Statements For

The Period October 1, 2002 through December 31, 2002

Debtors

Rhythms NetConnections Inc.

Rhythms Links Inc.

Rhythms Links Inc. – Virginia

Rhythms Leasing Inc.

RCanada, Inc.

Debtors’ Address

9100 E. Mineral Circle

Englewood, CO 80112

Period Disbursements $2,575,159

Debtors’ Attorneys

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Period Operating Profit (Loss): $-2,587,000

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury, that the information, contained therein is complete, accurate and truthful to the best of my knowledge.

Date:	April 3, 2003	By	/s/ Brian Farley
Brian Farley
President/CEO
Indicate if this is an amended statement by checking here
Amended Statement

Rhythms NetConnections Inc.

Consolidated Balance Sheets

(In Thousands)

	31-Dec 2001	31-Oct 2002	30-Nov 2002	31-Dec 2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,266	$5,159	$4,763	$9,062
Short-term investments	111,537	4,487	4,487	—
Restricted cash	51,854	4,172	3,834	3,834
Accounts receivables, net	—	—	—	—
Loans, interest, and other receivables, net	5,085	(49)	(55)	(58)
Inventory	—	—	—	—
Prepaid expenses and other current assets	4,590	—	75	75
Total current assets	178,332	13,769	13,104	12,913

Furniture, fixtures and equipment, net	6,000	—	—	—
Collocation fees, net	—	—	—	—
Investments	3,050	50	50	—
Other assets	3,208	811	811	2

TOTAL ASSETS	$190,590	$14,630	$13,965	$12,915

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$—	$—	$—	$—
Accounts payable - Trade
Prepetition Liabilities	8,318	37,796	37,812	37,935
Post Petition Liabilities	12,247
Interest payable	31,489	—	—	—
Accrued expenses	18,524	474	223	418
Other current liabilities	11,302	3	3	—
Senior notes payable	849,312	737,871	737,624	737,624
Total current liabilities	931,192	776,144	775,662	775,977

Long-term Deferred Installation Revenues	—	—	—	—
Total liabilities	931,192	776,144	775,662	775,977

Mandatorily redeemable common stock warrants	—	—
Mandatorily redeemable preferred stock	501,265	513,950	513,950	513,950
	1,432,457	1,290,094	1,289,612	1,289,927
Stockholders’ deficit:
Common stock, $0.001 par value; 250,000,000 shares authorized; 79,750,254 as of 2001 and 2002	80	80	80	80
Treasury stock, 156,768 as of 2001 and 2002	(472)	(472)	(472)	(472)
Additional paid-in capital	335,138	322,452	322,452	322,452
Warrants and Deferred Compensation	87,157	87,157	87,157	87,157

Accumulated deficit, prior year	(825,800)	(1,663,770)	(1,663,770)	(1,663,770)
Accumulated defict, current year	(837,970)	(20,911)	(21,094)	(22,459)
Accumulated comprehensive income		—	—	—
Total stockholders’ deficit	(1,241,867)	(1,275,464)	(1,275,647)	(1,277,012)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$190,590	$14,630	$13,965	$12,915

Rhythms NetConnections Inc.

Consolidated Supplemental Schedules

(In Thousands)

	31-Dec 2001	31-Mar 2002	30-Jun 2002	30-Sep 2002	31-Dec 2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
PREPAID AND OTHER CURRENT ASSETS
Prepaid Maintenance Agreements	$1,473	$1,470	$—	$—	$—
Prepaid Insurance	489	44	—	—	—
Prepaid Other		—	—	—	—
Subtotal	$1,962	$1,514	$—	$—	$—

Current Deferred Installation Costs	—	—	—	—	—

Employee Trust Assets	2,628	316	—	—	—

TOTAL	$4,590	$1,830	$—	$—	$—

INVESTMENTS

At Home Solutions	$3,000	$3,000	$—	$—	$—
Other	50	50	50	50

TOTAL	$3,050	$3,050	$50	$50	$—

OTHER ASSETS

Deferred Business Acquisition Costs	$—	$—	$—	$—	$—
Security Deposits	3,208	1,848	1,762	811	2

TOTAL	$3,208	$1,848	$1,762	$811	$2

ACCRUED EXPENSES

Operating Expenses
Prepetition	$—	$—	$—	$—	$—
Post Petition	10,078	9,215	6,112	710	418
Subtotal	$10,078	$9,215	$6,112	$710	$418

Accrued Wages and Benefits	2,238	—	354		113

Accrued Sales, Use, Property, and Telecommuncation Fees	6,208	4,837	795	14	—

TOTAL	$18,524	$14,052	$7,261	$724	$531

OTHER CURRENT LIABILITIES

Capital Lease Obligation	—	—	—	—	—
Current Deferred Installation Revenues	—	—	—	—	—
Insurance Claim	11,250	11,250	11,250	—	—
Sublease Deposits	52	52	8	8	—

TOTAL	$11,302	$11,302	$11,258	$8	$—

Rhythms NetConnections

Schedule of Disbursements by Company

4Q02

Monthly Payments	Operating Expenses			Payroll Expenses
Company Name	Oct, 2002	Nov., 2002	Dec., 2002	Oct, 2002	Nov., 2002	Dec., 2002	Total Disbursement

Rhythms NetConnections, Inc.	$1,393,848	$392,946	$276,421	$452,285	$31,346	$28,313	$2,575,159

Rhythms Links Inc.	$—	$—					$—

Rhythms Links Virginia, Inc.	$—	$—					$—

Rhythms Leasing	$—	$—					$—

RCanada Inc.							$—

Total Disbursements	$1,393,848	$392,946	$276,421	$452,285	$31,346	$28,313	$2,575,159

Rhythms NetConnections

Schedule of Quarterly Bankruptcy Distributions

Fiscal Year 2002

In Thousands

Bankruptcy Distributions	1Q2002	2Q2002	3Q2002	4Q2002	Total

Note holders	$75,217	$25,335	42,225	—	$142,777

Other	$1,049	$886	9,001	922	$11,858

Total	$76,266	$26,221	$51,226	$922	$154,635

Rhythms NetConnections Inc.

Consolidated Statement of Cash Flow

(In Thousands)

	Quarter - ended March 31, 2002	Quarter - ended 30-Jun 2002	Quarter - ended 30-Sep 2002	Quarter Ended 31-Dec 2002	Year to date 31-Dec 2002
		(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net (Loss) Gain	$(1,382)	$1,147	$(19,637)	$(2,587)	$(22,459)
Adjustments to reconcile net loss to net cash used for operating activities:
Loss on Liquidation of Assets	—	551	—	—	551
Asset impairment and valuation	5	(5)	—	—	—
Net change in working capital:
(Increase)Decrease in accounts, loans, interest, and other receivables, net	3,999	(56)	1,141	15	5,099
Decrease in prepaid expenses and other current assets	1,808	130	951	784	3,673
(Increase) Decrease in trust assets	2,311	316	—	—	2,627
Increase(Decrease) in accounts payable	(10,480)	3,116	24,923	(188)	17,371
(Decrease) in accrued expenses and other current liabilities	(4,473)	(6,989)	(17,795)	(306)	(29,563)
Net cash used for operating activities	(8,212)	(1,790)	(10,417)	(2,282)	(22,701)
Cash Flows from Investing Activities:
Purchases (maturities) of government securities and ST Investments	83,253	25,024	46,500	4,825	159,602
Proceeds from Liquidation of Assets	(5)	9,924	—	—	9,919
Net cash provided by (used for) investing activities	83,248	34,948	46,500	4,825	169,521
Cash Flows from Financing Activities:
Repayment per Plan of Reorganization	(75,217)	(25,335)	(42,225)	(247)	(143,024)
Net cash provided by (used for) financing activities	(75,217)	(25,335)	(42,225)	(247)	(143,024)
Net increase in cash and cash equivalents	(181)	7,823	(6,142)	2,296	3,796
Cash and cash equivalents at beginning of period	5,266	5,085	12,908	6,766	5,266
Cash and cash equivalents at end of period	$5,085	$12,908	$6,766	$9,062	$9,062
Supplemental schedule of cash flow information:
Cash paid for interest	$—	$—	$—	$—	$—

Rhythms NetConnections Inc.

Consolidated Statement of Operations

(In Thousands)

	Quarter-ended 31-Mar 2002	Quarter-ended 30-Jun 2002	Quarter-ended 30-Sep 2002	Quarter Ended 31-Dec 2002	Year-to-Date 31-Dec 2002
		(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Service and Installation Revenues	$—	$—	$—	$—	$—
Sales Returns and Allowances
Service and installation, net	$—	$—	$—	$—	$—

Cost of Services:
Network and service costs	(8)	(23)	0	—	$(31)

Operating Expenses:
Selling, marketing, general and administrative	3,088	2,952	427	1,067	$7,534
Depreciation and amortization	5	(5)	0	—	$—

Total Cost of Operations	$3,085	$2,924	$427	$1,067	$7,503

Loss from operations	$(3,085)	$(2,924)	$(427)	$(1,067)	$(7,503)

Interest income	658	474	184	29	$1,345
Interest expense (including amortized debt discount and issue costs)	—	154	—		$154

Gains(Loss) on Liquidation of Assets		(547)	2,852	177	$2,482
Gains(Loss) on Settlement of Bankruptcy Claims	1,024	4,011	(22,246)	(1,726)	$(18,937)
Other income	21	(21)	0	$—
Total other income (expense)	$1,703	$4,071	$(19,210)	$(1,520)	$(14,956)

Net Income (Loss)	$(1,382)	$1,147	$(19,637)	$(2,587)	$(22,459)

Rhythms NetConnections Inc.

Gross Wages Paid

4Q2002

Pay Period	Amount

Pay- period ending 10/4/02	$29,087
Pay- period ending 10/18/02	543,463

Total October, 2002	$572,550

Pay- period ending 11/1/02	$12,299
Pay- period ending 11/15/02	19,907
Pay- period ending 11/29/02	12,299

Total November, 2002	$44,505

Pay- period ending 12/13/02	$19,907
Pay- period ending 12/27/02	12,299

Total December, 2002	$32,206

All wage obligations are paid by the Debtor, Rhythms NetConnections Inc.  No wages are paid by Rhythms Links, Rhythms Links VA, Rhythms Leasing or Rhythms Canada.

Rhythms NetConnections Inc.

Schedule of Payroll Taxes

4Q02

Description	Payroll Tax Withheld	Payroll Tax Incurred	Payroll Tax Paid

FIT WITHHELD	6,553		6,553
MEDICARE WITHHELD	411		411
OASDI WITHHELD	314		314
COLORADO SIT WITHHELD	1,230		1,230	October 4, 2002
MEDICARE PAYABLE		411	411
OASDI PAYABLE		314	314

FIT WITHHELD	189,622		189,622
MEDICARE WITHHELD	7,730		7,730
OASDI WITHHELD	2,631		2,631
COLORADO SIT WITHHELD	24,409		24,409	October 18, 2002
MEDICARE PAYABLE		7,730	7,730
OASDI PAYABLE		2,631	2,631

FIT WITHHELD	(74,572)		(74,572)
MEDICARE WITHHELD	173		173
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	528		528
MEDICARE PAYABLE		173	173
OASDI PAYABLE		203	203

FIT WITHHELD	5,100		5,100
MEDICARE WITHHELD	282		282
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	867		867	November 15, 2002
MEDICARE PAYABLE		282	282
OASDI PAYABLE		203	203

FIT WITHHELD	3,029		3,029
MEDICARE WITHHELD	173		173
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	528		528	November 29, 2002
MEDICARE PAYABLE		173	173
OASDI PAYABLE		203	203

FIT WITHHELD	5,100		5,100
MEDICARE WITHHELD	282		282
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	867		867	December 13, 2002
MEDICARE PAYABLE		282	282
OASDI PAYABLE		203	203

FIT WITHHELD	3,029		3,029
MEDICARE WITHHELD	173		173
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	528		528	December 27, 2002
MEDICARE PAYABLE		173	173
OASDI PAYABLE		203	203

	179,998	13,181	193,179

Rhythms NetConnections

Schedule of  Tax Payments

Transactional Tax, Property Tax, Other

4Q2002

Payment Date	VENDOR NAME	Tax Type	Oct-02	Nov-02	Dec-02	Total

15-Oct-02	WISCONSIN DEPT OF REVENUE	NetConn Income 2001	57.00			57.00
15-Oct-02	WISCONSIN DEPT OF REVENUE	Links Income 2001	57.00			57.00
22-Oct-02	NORTH CAROLINA, DEPT OF REVENUE	Sales & Use Dec 01	57.93			57.93
15-Oct-02	MINNESOTA DEPT. OF REVENUE	NetConn Corp Tax 2001	110.00			110.00
15-Oct-02	INDIANA DEPT OF REVENUE	NetConn Corp Tax 2001	5,320.00			5,320.00
21-Nov-02	TENNESSEE, DEPARTMENT OF REVENUE			230.12		230.12

			$5,601.93	$230.12	$—	$5,832.05